                                                                     EXHIBIT 8.1


October 7, 1997


Annaly Mortgage Management, Inc.
1500 Harbor Blvd.
Weehawken, NJ  07087

Re:  Annaly Mortgage Management, Inc. --
     Registration Statement on Form S-11 filed
     with the Securities and Exchange Commission
     (File No. 333-32913)
     -------------------------------------------


Ladies and Gentlemen:

We have acted as special tax counsel to Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 9,791,100 shares (including 845,000 shares to be sold by certain selling stockholders and up to 1,277,100 shares subject to an over-allotment option granted by the Company to the underwriters) of the Company's Common Stock, par value $.01 per share, pursuant to a registration statement of the Company on Form S-11 (Registration No. 333-32913), as amended to the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Registration Statement.

In connection with the foregoing, we have examined originals or copies satisfactory to us of all such corporate records, agreements, instruments and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We understand and assume that (i) any agreement which we have examined will represent the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each such agreement will comply with all of their respective covenants, agreements and undertakings contained therein, and (iii) the transactions provided for by each such agreement will be carried out in accordance with its terms.

Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

Annaly Mortgage Management, Inc.
October 7, 1997
Page 2


Based upon and subject to the foregoing, we are of the opinion that:

1. The Company will meet the requirements for qualification as a REIT under the Code commencing with the Company's taxable year ending the December 31, 1997, and the Company's current and contemplated method of operation described in the Prospectus and as represented by the Company will enable it to continue to satisfy the requirements for such qualification. This opinion is based on various assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to certain factual matters. The continued qualification and taxation of the Company as a REIT will depend upon the Company's ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Code.

2. The descriptions of matters of law and legal conclusions set forth in the Registration Statement under the heading "Certain Federal Income Tax Considerations" are our opinion and we hereby affirm the tax opinions of counsel as set forth under such heading. While such descriptions discuss the material anticipated United States federal income tax consequences applicable to the Company and certain stockholders, they do not purport to discuss all federal income tax consequences and our opinion is limited to those federal income tax considerations specifically discussed therein.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

We are furnishing this letter in our capacity as special tax counsel to the Company and this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder or that we are "experts" within the meaning of such act, rules and regulations.

Very truly yours,


/s/  Morgan, Lewis & Bockius LLP
------------------------------------
     Morgan, Lewis & Bockius LLP